UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2023

PSYCHEMEDICS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13738	58-1701987
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

289 Great Road, Acton, Massachusetts	01720
(Address of Principal Executive Offices)	(Zip Code)

(978) 206-8220

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock. $0.005 par value	PMD	The NASDAQ Stock Market, LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)       On February 13, 2023, the Compensation Committee of the Board of Directors of the Company approved the terms of cash performance bonus arrangements with certain executive officers, including the Company’s Chief Executive Officer, its Executive Vice President, its Vice President – Laboratory Operations and its Controller for 2023 (the “cash bonus arrangements”). Bonus payments under the cash bonus arrangements are calculated and paid as follows:

Each participant, other than the Executive Vice President, has the opportunity to earn as bonus compensation up to an aggregate of an additional 25% of his or her Base Salary at the end of 2023 based on achievement of Company and individual goals. Each participant's target percentages consist of the following:

a.	Up to 7.5% of Base Salary based on the Company’s achievement of a pre-determined revenue goal for 2023; plus

b.	Up to 7.5% of Base Salary based on the Company’s achievement of a pre-determined earnings goal for 2023; plus

c.	Up to 10% of Base Salary based on the employee’s achievement of pre-determined individual objectives for 2023.

The foregoing targets (a), (b) and (c) are cumulative and achievement of any such target is not dependent upon achievement of any other listed target.

The Executive Vice President has the opportunity to earn as bonus compensation up to an aggregate of an additional 25% of his Base Salary at the end of 2023 based on achievement of Company goals. His target percentages consist of the following:

a.	Up to 20% of Base Salary based on the Company’s achievement of a pre-determined revenue goal for 2023; plus

b.	Up to 5% of Base Salary based on the Company’s achievement of a pre-determined earnings goal for 2023.

The foregoing targets (a) and (b) are cumulative and achievement of one such target is not dependent upon achievement of the other listed target.

The Compensation Committee reserves the right to withdraw, amend, add to and terminate any or all of the foregoing cash bonus arrangements, or any portion of them, in its discretion at any time, including, but not limited to, changing or eliminating the threshold amounts giving rise to the payment of target percentages, determining the calculation of such threshold amounts, and adjusting threshold amounts to take into account special non-recurring items, in determining financial and individual performance.

Following the end of fiscal year 2023, the Chief Executive Officer will review and assess the performance of each of the other participants with respect to achievement of his or her individual goals and provide his recommendations thereon to the Compensation Committee. In addition, the Compensation Committee will review and assess the Chief Executive Officer's performance with respect to achievement of his individual goals. The Compensation Committee will then determine the level of payout of the portion of the Chief Executive Officer’s bonus arrangement with respect to individual and Company goals, and each of the other participants, based on the Committee's review and assessment of the performance of each individual toward his or her individual goals and Company goals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHEMEDICS CORPORATION
Dated: February 16, 2023

	By:	/s/ William Norris
William Norris, Controller